UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 19, 2021

PZENA INVESTMENT MANAGEMENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33761	20-8999751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

320 Park Avenue, New York, New York	10022
(Address of Principal Executive Offices)	Zip Code

Registrant’s Telephone Number, Including Area Code: (212) 355-1600

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	PZN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d) Election of Director

On October 19, 2021, at the recommendation of its Nominating and Corporate Governance Committee, the board of directors (the “Board”) of Pzena Investment Management, Inc. (the “Company”) voted to increase the size of the Board by one seat and appointed Ms. Chenyu Caroline Cai to fill the vacancy on the Board resulting from such increase in the size of the Board.

Ms. Cai has been an Executive Vice President of the Company since February 2019 and is also a co-portfolio manager for the Global, International, European and Emerging Market strategies.  Prior to joining Pzena Investment Management in 2004, Ms. Cai was a senior analyst at AllianceBernstein LLP, from 1998 to 2004 and a business analyst at McKinsey & Company from 1996 to 1998.  Ms. Cai earned a B.A. summa cum laude in Math and Economics from Bryn Mawr College in 1996.  Ms. Cai holds the Chartered Financial Analyst designation.

Ms. Cai will not receive compensation for her services as a director.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1  Indemnification Agreement for Chenyu Caroline Cai, dated as of October 19, 2021, by and among Pzena Investment Management, Inc. and Chenyu Caroline Cai

104   Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pzena Investment Management, Inc.

Dated: October 21, 2021	By:	/s/ Jessica R. Doran
Name: Jessica R. Doran
Title: Chief Financial Officer (Principal Financial and Accounting Officer)